Exhibit 99.1

Argo Group Reports 2021 Third Quarter Results

Net Income EPS of $0.56 per diluted common share and Operating Income EPS of $0.91 per diluted common share driven by continued strong growth in the ongoing business, reduced catastrophe exposure and increased investment income

•	Continued Growth: Strong growth from the ongoing business in both the U.S. and International segments reflecting underwriting actions; market conditions remain favorable for continued growth
•	Reduced Catastrophe Losses: Total catastrophe losses of $27.3 million, down from $71.2 million in the third quarter of 2020
•
Improved Underwriting Margin: The combined ratio improved 9.8 points, reflecting continued growth in strategic lines, reduced impact of ceded reinsurance on net earned premiums and lower catastrophe losses

Hamilton, Bermuda - November 2, 2021 - Argo Group International Holdings, Ltd. (NYSE: ARGO) ("Argo" or the "Company") today announced financial results for the three and nine months ended September 30, 2021. Argo reported third quarter 2021 net income attributable to common shareholders of $19.8 million or $0.56 per diluted common share, compared to a net loss attributable to common shareholders of $(25.1) million or $(0.72) per diluted common share for the 2020 third quarter. Operating income in the third quarter of 2021 was $31.7 million or $0.91 per diluted common share, compared to an operating loss of $(10.0) million or $(0.29) per diluted common share for the 2020 third quarter.

"Argo continues to pursue profitable growth, improve underwriting margins, reduce volatility and maintain disciplined expense management," said Argo Chief Executive Officer Kevin J. Rehnberg. "The successful implementation of our strategy is evidenced in our financial performance. As we continue to optimize our business mix, the underlying strength of our core lines of business is more clear."

“We are particularly pleased that our efforts to reduce property catastrophe exposure have led to a significant improvement in our results, against the backdrop of the elevated catastrophe losses the insurance industry experienced this quarter.”

Third Quarter Consolidated Operating Highlights
$ in millions	Three Months Ended			Nine Months Ended
	September 30,		Q/Q	September 30,		Y/Y
Consolidated	2021	2020	Change	2021	2020	Change

Gross written premiums	$875.6	$890.2	-1.6%	$2,447.4	$2,515.7	-2.7%
Net written premiums	583.7	533.9	9.3%	1,498.3	1,370.5	9.3%
Earned premiums	487.5	445.5	9.4%	1,423.9	1,313.9	8.4%

Underwriting income (loss)	$(1.3)	$(45.3)	NM	$2.2	$(58.9)	NM
Net investment income	46.1	42	NM	143.2	79	81.3%

Net income (loss) attributable to common shareholders	$19.8	$(25.1)	NM	$114.1	$(55.2)	NM

Operating income (loss)	$31.7	$(10.0)	NM	$103.4	$(1.1)	NM

Loss ratio	64.0%	73.8%	-9.8 pts	62.5%	67.2%	-4.7 pts
Acquisition expense ratio	17.1%	17.1%	0 pts	17.2%	16.5%	0.7 pts
General and administrative expense ratio*	19.2%	19.2%	0 pts	20.1%	20.7%	-0.6 pts
Expense ratio*	36.3%	36.3%	0 pts	37.3%	37.2%	0.1 pts
Combined ratio	100.3%	110.1%	-9.8 pts	99.8%	104.4%	-4.6 pts
CAY ex-CAT loss ratio**	57.1%	57.4%	-0.3 pts	56.1%	56.9%	-0.8 pts

*See footnote 1 in the Consolidated Financial Highlights below.
**See footnote 2 in the Consolidated Financial Highlights below.

•
Gross written premiums decreased 1.6% to $875.6 million during the third quarter of 2021, compared to the third quarter of 2020. The decrease in gross written premiums is attributable to the businesses we are exiting, plan to exit or have sold, including sales of Ariel Re in November 2020 and businesses in Italy, Malta and the U.S. grocery business, and re-underwriting actions across our catastrophe exposed lines of business. In the ongoing businesses, premiums grew approximately 17% during the third quarter of 2021 when compared to the third quarter of 2020.

•
The combined ratio was 100.3% during the third quarter of 2021, compared to 110.1% in the third quarter of 2020. The improved combined ratio was driven by lower COVID-19 losses and natural catastrophes, as well as an improved current accident year, ex-catastrophe ("CAY ex-CAT"), loss ratio.

•
Total catastrophe losses in the third quarter of 2021 were $27.3 million or 5.6 points on the loss ratio. In the third quarter of 2021, natural catastrophes accounted for $24.3 million and losses related to the COVID-19 pandemic accounted for $3.0 million of the total catastrophe losses. Catastrophe losses in the third quarter of 2020 were $71.2 million or 16.0 points on the loss ratio and included $16.9 million related to the COVID-19 pandemic.

•
Net unfavorable reserve development for the 2021 third quarter was $6.2 million, or 1.3 points on the loss ratio. Net unfavorable reserve development of $1.6 million added 0.4 points to the loss ratio in the third quarter of 2020.

•
The CAY ex-CAT loss ratio was 57.1% in the third quarter of 2021 compared to 57.4% in the prior year third quarter. The improvement was driven by U.S. Operations and is primarily a result of recent re-underwriting actions and rate increases earning through the results.

•
The expense ratio of 36.3% in the third quarter of 2021 was flat compared to the prior year third quarter as improvement in U.S. Operations was offset by a higher expense ratio in International Operations. The acquisition expense ratio of 17.1% and general and administrative expense ratio of 19.2% were both flat compared to the prior year third quarter.

•	The CAY ex-CAT combined ratio was 93.4% in the third quarter of 2021, compared to 93.7% in the prior year third quarter.
•
Net investment income was $46.1 million in the 2021 third quarter compared to $42.0 million in the prior year third quarter. Investment income from alternative investments was $24.2 million in the third quarter of 2021 and included gains from both private equity and hedge fund investments. Results for the prior year third quarter included gains from alternative investments of $19.3 million. Net investment income excluding alternative investments was $21.9 million in the third quarter of 2021 and decreased 3.5% from the prior year third quarter due primarily to lower interest rates.

•
Net income attributable to common shareholders was $19.8 million, or $0.56 per diluted share, for the third quarter of 2021, compared to a net loss attributable to common shareholders of $(25.1) million, or $(0.72) per diluted share, for the 2020 third quarter. The 2021 third quarter result benefited from $1.3 million of pre-tax foreign currency exchange gains compared to foreign currency exchange losses of $8.4 million in the prior year third quarter. The 2021 third quarter included $5.3 million of pre-tax net realized investment losses, while the prior year third quarter included $5.7 million of pre-tax net realized investment losses. The third quarter of 2021 included $8.2 million of non-operating expenses compared to $3.0 million, as adjusted, in the prior year quarter with the increase due to costs associated with the reduction in the Company's real estate footprint. Annualized return on average common shareholders' equity was 4.5% in the third quarter of 2021 compared to (5.9%) in the prior year third quarter.

•
Operating income was $31.7 million or $0.91 per diluted share in the third quarter of 2021, compared to an operating loss of $(10.0) million or $(0.29) per diluted share in the prior year quarter. The primary driver of the increased operating income was improved underwriting income resulting from a lower level of catastrophe losses in the third quarter of 2021. Annualized operating return on average common shareholders' equity was 7.3% in the third quarter of 2021 compared to (2.3%) in the prior year third quarter.

U.S. Operations:
2020
$ in millions	Three Months Ended			Nine Months Ended
	September 30,		Q/Q	September 30,		Y/Y
	2021	2020	Change	2021	2020	Change

Gross written premiums	$562.5	$542.4	3.7%	$1,564.9	$1,499.1	4.4%
Net written premiums	375	349.2	7.4%	985.2	922.2	6.8%
Earned premiums	323.5	298.7	8.3%	952.4	902.8	5.5%

Losses and loss adjustment expenses	203.9	205.5	-0.8%	583.1	566.3	3.0%
Acquisition expenses	49	46.3	5.8%	149.6	130.8	14.4%
General and administrative expenses	55.7	51.9	7.3%	168.6	158.8	6.2%
Underwriting income	$14.9	$(5.0)	NM	$51.1	$46.9	9.0%

Loss ratio	63.0%	68.8%	-5.8 pts	61.2%	62.7%	-1.5 pts
Acquisition expense ratio	15.2%	15.5%	-0.3 pts	15.7%	14.5%	1.2 pts
General and administrative expense ratio*	17.2%	17.4%	-0.2 pts	17.7%	17.6%	0.1 pts
Expense ratio*	32.4%	32.9%	-0.5 pts	33.4%	32.1%	1.3 pts
Combined ratio	95.4%	101.7%	-6.3 pts	94.6%	94.8%	-0.2 pts
CAY ex-CAT loss ratio**	59.8%	61.1%	-1.3 pts	57.8%	58.1%	-0.3 pts
*See footnote 1 in the Segment Data below.
**See footnote 2 in the Segment Data below.

•
In our U.S. Operations, gross written premiums increased 3.7% compared to the third quarter of 2020 due mainly to growth in Liability and Professional lines, while premiums in Property lines declined. Growth in the third quarter of 2021 was driven by strategic growth businesses that include Argo Pro, Casualty, Construction, Environmental, Inland Marine and Surety. These businesses, which represent approximately 60% of U.S. Operations gross written premiums, in total, were up approximately 20% during the quarter. Offsetting this growth was the impact of planned reductions in Property lines and other re-underwriting actions, including the exit of our grocery and restaurant business. Rates on average were up in the mid-single digits, with pricing increases remaining stable in most of our strategic growth businesses.

•
The loss ratio for the third quarter of 2021 was 63.0% compared to 68.8% in the prior year third quarter. The decrease in the loss ratio was primarily driven by a $16.3 million reduction in catastrophe losses and improvement in the CAY ex-CAT loss ratio compared to the prior year third quarter.

•	Net unfavorable prior-year reserve development in the third quarter of 2021 was $0.2 million compared to $3.2 million of favorable development in the prior year third quarter.
•
Catastrophe losses were $10.0 million, or 3.1 points on the loss ratio, in the third quarter of 2021 compared to $26.3 million or 8.8 points on the loss ratio in the prior year third quarter with the current third quarter losses primarily related to Hurricane Ida.

•
The CAY ex-CAT loss ratio was 59.8% in the third quarter of 2021 compared to 61.1% in the prior year third quarter. The improvement reflects the benefit of pricing and underwriting actions in addition to a reduced number of large losses compared to the prior year third quarter.

•	The acquisition expense ratio for the third quarter of 2021 was 15.2%, a decrease of 0.3 points compared to the 2020 third quarter. The decrease was primarily driven by changes in business mix.
•	The general and administrative expense ratio was 17.2% in the third quarter of 2021, an improvement of 0.2 points from the prior year third quarter.

International Operations:
$ in millions	Three Months Ended			Nine Months Ended
	September 30,		Q/Q	September 30,		Y/Y
International Operations	2021	2020	Change	2021	2020	Change

Gross written premiums	$312.9	$347.7	-10.0%	$881.9	$1,016.2	-13.2%
Net written premiums	208.5	184.6	12.9%	512.5	447.9	14.4%
Earned premiums	163.9	146.7	11.7%	471.1	410.8	14.7%

Losses and loss adjustment expenses	103.8	113	-8.1%	301.2	305.6	-1.4%
Acquisition expenses	34.2	29.7	15.2%	94.5	86.4	9.4%
General and administrative expenses	30.5	27.2	12.1%	94.3	88.4	6.7%
Underwriting income (loss)	$(4.6)	$(23.2)	NM	$(18.9)	$(69.6)	NM

Loss ratio	63.3%	77.1%	-13.8 pts	63.9	74.4	-10.5 pts
Acquisition expense ratio	20.9%	20.2%	0.7 pts	20.1	21.0	-0.9 pts
General and administrative expense ratio*	18.6%	18.5%	0.1 pts	20.0	21.5	-1.5 pts
Expense Ratio*	39.5%	38.7%	0.8 pts	40.1	42.5	-2.4 pts
Combined ratio	102.8%	115.8%	-13 pts	104.0	116.9	-12.9 pts
CAY ex-CAT loss ratio**	51.6%	50.3%	1.3 pts	52.7	54.5	-1.8 pts
*See footnote 3 in the Segment Data below.
**See footnote 4 in the Segment Data below.

•
In our International Operations gross written premiums declined (10.0)% in the third quarter of 2021 compared to the third quarter of 2020. The decrease in gross written premiums is attributable to businesses we are exiting, plan to exit or have sold, including the sale of Ariel Re in November 2020, and the planned exits of businesses in Italy and Malta. In the ongoing business, excluding the increased share of Syndicate 1200's capacity, gross written premiums were up approximately 19% primarily due to higher rates, and growth in Marine and Specialty lines. Rate increases averaged low-double digits during the 2021 third quarter.

•
Net written and earned premium in the third quarter of 2021 increased 12.9% and 11.7%, respectively, compared to the 2020 third quarter with the increase attributable to Syndicate 1200. The increase in Syndicate 1200 was driven by changes in ceded reinsurance, rate increases achieved over the last several quarters and reductions in third party capital participation, partially offset by $5.1 million of reinstatement premiums associated with natural catastrophes during the third quarter of 2021. Reinstatement premiums were $0.7 million in the third quarter of 2020.

•
The loss ratio for the third quarter of 2021 was 63.3% compared to 77.1% in the prior year third quarter. The improvement in the loss ratio is primarily the result of a reduction in catastrophe losses compared to the third quarter of 2020.

•
Catastrophe losses totaled 10.5 points on the loss ratio in the third quarter of 2021, attributed to natural catastrophes and losses related to COVID-19, as compared to 30.6 points on the loss ratio for the third quarter of 2020.

•
The CAY ex-CAT loss ratio was 51.6% in the third quarter of 2021 compared to 50.3% in the prior year third quarter. The increase in the loss ratio in the third quarter of 2021 is mainly due to the impact from the reinstatement premiums associated with the natural catastrophe events in the third quarter of 2021.

•
Net unfavorable prior year reserve development in the third quarter of 2021 was $2.0 million or 1.2 points on the loss ratio, compared to favorable development of $5.6 million in prior year third quarter.

•
The acquisition ratio increased 0.7 points to 20.9% during the third quarter of 2021 and is attributable largely to reinstatement premiums associated with the natural catastrophe events in the third quarter of 2021.

•
The general and administrative expense ratio of 18.6% increased slightly in the third quarter of 2021 when compared to the prior year third quarter primarily due to the impact from reinstatement premiums associated with the natural catastrophe events in the third quarter of 2021.

Balance Sheet:
•
Book value per common share was $50.01 at September 30, 2021, compared to $50.34 at June 30, 2021. Including dividends paid, book value per common share was flat relative to June 30, 2021 as retained earnings were offset by changes in interest rates and net unrealized losses on fixed maturity securities.

CONFERENCE CALL
Argo management will conduct an investor conference call starting at 10 a.m. EST on Wednesday, November 3, 2021. Participants in the U.S. can access the call by dialing (844) 200-6205 (access code 199691). Callers dialing from outside the U.S. can access the call by dialing (929) 526-1599 (access code 199691). Please ask the operator for the Argo earnings call. A live webcast of the conference call can be accessed at https://events.q4inc.com/attendee/225554513.

A webcast replay will be available shortly after the live conference call and can be accessed at https://events.q4inc.com/attendee/225554513. A telephone replay of the conference call will be available through November 16, 2021, to callers in the U.S. by dialing (866) 813-9403 (access code 467489) and to callers outside the U.S. by dialing +44-204-525-0658 (access code 467489).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
Argo Group International Holdings, Ltd. (NYSE: ARGO) is an underwriter of specialty insurance products in the property and casualty market. Argo offers a full line of products and services designed to meet the unique coverage and claims-handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo and its insurance subsidiaries are rated ‛A-’ by Standard and Poor’s. Argo’s insurance subsidiaries are rated ‛A-’ by A.M. Best. More information on Argo and its subsidiaries is available at www.argogroup.com.

FORWARD-LOOKING STATEMENTS
This press release includes forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," “do not believe,” “aim,” "project," "anticipate," “seek,” "will," “likely,” “assume,” “estimate,” "may," “continue,” “guidance,” “objective,” “remain optimistic,” “improve,” “progress,” "path toward," “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature.

Such statements are subject to certain risks and uncertainties that could cause actual events or results to differ materially. For a more detailed discussion of such risks and uncertainties, see Item 1A, “Risk Factors” in Argo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in other filings with the Securities and Exchange Commission (“SEC”). The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo that Argo’s objectives will be achieved. Any forward-looking statements speak only as of the date of this press release. Argo undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on any such statements.

NON-GAAP FINANCIAL MEASURES
In presenting the Company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the SEC. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

“CAY ex-CAT combined ratio” and the “CAY ex-CAT loss ratio" are internal measures used by the management of the Company to evaluate the performance of its underwriting activity and represents the net amount of underwriting income excluding catastrophe related charges and the impact of changes to prior year loss reserves. Although this measure does not replace the GAAP combined ratio, it provides management with a view of the quality of earnings generated by underwriting activity for the current accident year.

“Operating income (loss)" is an internal performance measure used in the management of the Company's operations and represents operating results after-tax (at an assumed effective tax rate of 15%) and preferred share dividends excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, non- operating expenses, and other similar non-recurring items. The Company excludes net realized investment gains or losses, net foreign exchange gain or loss, non-operating expenses, and other similar non-recurring items from the calculation of operating income because these amounts are influenced by and fluctuate in part, by market conditions that are outside of management’s control. In addition to presenting net income determined in accordance with U.S. GAAP, the Company believes that showing operating income enables investors, analysts, rating agencies and other users of the Company's financial information to more easily analyze our results of operations and underlying business performance.

"Annualized operating return on average common shareholders' equity" is calculated using operating income (loss) (as defined above and annualized in the manner described for net income (loss) attributable to common shareholders ("ROACE")) and average common shareholders' equity. In calculating ROACE, the net income attributable to common shareholders for the period is multiplied by the number of periods in a calendar year to arrive at annualized net income available to common shareholders. In addition to presenting ROACE determined in accordance with U.S. GAAP, the Company believes that showing annualized operating return on average common shareholders' equity enables investors, analysts, rating agencies and other users of the Company's financial information to more easily analyze our results of operations and underlying business performance.

"Operating income (loss) per common share (diluted)" or "Operating Income EPS" is calculated using operating income (as defined above) and the weighted average common shares (diluted) for the current period. In addition to presenting net income (loss) per common share (diluted) in accordance with U.S. GAAP, the Company believes that showing the operating income (loss) per common share (diluted) enables investors, analysts, rating agencies and other users of the Company's financial information to more easily analyze our results of operations and underlying business performance.

“Underwriting income (loss)” is an internal performance measure used in the management of the Company’s operations and represents net amount earned from underwriting activities (net premium earned less underwriting expenses and claims incurred). Although this measure of profit (loss) does not replace net income (loss) computed in accordance with U.S. GAAP as a measure of profitability, management uses this measure of profit (loss) to focus our reporting segments on generating underwriting income. The Company presents underwriting income as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

The “percentage change in book value per common share” includes (by adding) the effects of cash dividends paid per common share to the calculated book value per common share for the current period. This adjusted amount is then compared to the prior period’s book value per common share to determine the period over period change. The Company believes that including the dividends paid per common share allows users of its financial statements to more easily identify the impact of the changes in book value per common share from the perspective of investors.

Reconciliations of non-GAAP financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables and footnotes.

(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	September 30,	December 31,
	2021	2020
	(unaudited)
Assets
Total investments	$5,313.5	$5,255.8
Cash	202.0	148.8
Accrued investment income	20.9	21.8
Receivables	3,655.9	3,688.8
Goodwill and intangible assets	207.8	207.8
Deferred acquisition costs, net	175.7	163.6
Ceded unearned premiums	572.1	575.1
Other assets	370.2	404.1
Total assets	$10,518.1	$10,465.8

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$5,439.5	$5,406.0
Unearned premiums	1,540.2	1,464.8
Ceded reinsurance payable, net	763.8	950.4
Senior unsecured fixed rate notes	140.3	140.2
Other indebtedness	58.7	60.7
Junior subordinated debentures	258.1	257.8
Other liabilities	429.9	328.1
Total liabilities	8,630.5	8,608.0

Preferred shares	144.0	144.0
Common shareholders’ equity	1,743.6	1,713.8
Total shareholders' equity	1,887.6	1,857.8
Total liabilities and shareholders' equity	$10,518.1	$10,465.8

Book value per common share	$50.01	$49.40

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(unaudited)

Gross written premiums	$875.6	$890.2	$2,447.4	$2,515.7
Net written premiums	583.7	533.9	1,498.3	1,370.5

Earned premiums	487.5	445.5	1,423.9	1,313.9
Net investment income	46.1	42.0	143.2	79.0
Net realized investment gains (losses):
Net realized investment (losses) gains	0.6	(5.7)	3.3	32.7
Change in fair value of equity securities	(5.1)	10.5	30.7	(13.7)
Credit losses on fixed maturity securities	(0.8)	(10.5)	(1.5)	(43.0)
Net realized investment gains (losses)	(5.3)	(5.7)	32.5	(24.0)
Total revenue	528.3	481.8	1,599.6	1,368.9

Losses and loss adjustment expenses	311.7	328.9	890.9	883.0
Acquisition expenses	83.4	76.2	244.3	217.2
General and administrative expenses	93.7	85.7	286.5	272.6
Non-operating expenses	8.2	3.0	20.9	9.8
Interest expense	5.5	6.9	16.3	21.7
Fee and other (income) expense, net	(1.1)	(0.8)	(1.8)	(2.7)
Foreign currency exchange (gains) losses	(1.3)	8.4	4.4	13.6
Impairment of goodwill	—	—	—	—
Total expenses	500.1	508.3	1,461.5	1,415.2

Income (loss) before income taxes	28.2	(26.5)	138.1	(46.3)
Income tax provision (benefit)	5.8	(3.4)	16.1	6.9
Net income (loss)	$22.4	$(23.1)	$122.0	$(53.2)
Dividends on preferred shares	2.6	2.0	7.9	2.0
Net income (loss) attributable to common shareholders	$19.8	$(25.1)	$114.1	$(55.2)

Net income (loss) per common share (basic)	$0.57	$(0.72)	$3.28	$(1.60)
Net income (loss) per common share (diluted)	$0.56	$(0.72)	$3.26	$(1.60)

Weighted average common shares:
Basic	34.9	34.7	34.8	34.6
Diluted	35.0	34.7	35.1	34.6

Loss ratio	64.0%	73.8%	62.5%	67.2%
Acquisition expense ratio	17.1%	17.1%	17.2%	16.5%
General and administrative expense ratio[1]	19.2%	19.2%	20.1%	20.7%
Expense ratio[1]	36.3%	36.3%	37.3%	37.2%
Combined ratio	100.3%	110.1%	99.8%	104.4%
CAY ex-CAT combined ratio[2]	93.4%	93.7%	93.4%	94.1%

1 The Company’s calculations of these expense ratios have been modified to reflect the Company’s updated accounting practices impacting the classification of non-operating expenses. The adjusted calculations have been applied to all periods presented. For the three months ended September 30, 2020 and the nine months ended September 30, 2020, General and Administrative Expense Ratio and the Expense Ratio decreased from the previously reported ratios by 60 basis points and 40 basis points, respectively, to reflect these updates.
2 The Company’s calculation of CAY ex-CAT loss ratio has been modified to reflect the Company’s updated definition of this ratio which no longer includes an adjustment for reinstatement premiums. The adjusted calculation has been applied to all periods presented. For the three months ended September 30, 2020 and the nine months ended September 30, 2020 CAY ex-CAT combined ratio increased from the previously reported ratio by 50 basis points and 20 basis points, respectively, to reflect this update.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(unaudited)
U.S. Operations
Gross written premiums	$562.5	$542.4	$1,564.9	$1,499.1
Net written premiums	375.0	349.2	985.2	922.2
Earned premiums	323.5	298.7	952.4	902.8

Underwriting income	14.9	(5.0)	51.1	46.9
Net investment income	29.2	30.1	91.7	56.1
Interest expense	(3.5)	(4.0)	(10.6)	(13.1)
Fee income (expense), net	(0.1)	(0.1)	(0.6)	(0.5)
Operating income before taxes	$40.5	$21.0	$131.6	$89.4

Loss ratio	63.0%	68.8%	61.2%	62.7%
Acquisition expense ratio	15.2%	15.5%	15.7%	14.5%
General and administrative expense ratio[1]	17.2%	17.4%	17.7%	17.6%
Expense Ratio[1]	32.4%	32.9%	33.4%	32.1%
GAAP combined ratio	95.4%	101.7%	94.6%	94.8%
CAY ex-CAT combined ratio[2]	92.2%	94.0%	91.2%	90.2%

International Operations
Gross written premiums	$312.9	$347.7	$881.9	$1,016.2
Net written premiums	208.5	184.6	512.5	447.9
Earned premiums	163.9	146.7	471.1	410.8

Underwriting income (loss)	(4.6)	(23.2)	(18.9)	(69.6)
Net investment income	12.3	9.9	38.2	19.0
Interest expense	(1.3)	(1.9)	(4.2)	(6.2)
Fee income (expense), net	1.0	0.7	1.5	2.5
Impairment of goodwill	—	—	—	—
Operating income (loss) before taxes	$7.4	$(14.5)	$16.6	$(54.3)

Loss ratio	63.3%	77.1%	63.9%	74.4%
Acquisition expense ratio	20.9%	20.2%	20.1%	21.0%
General and administrative expense ratio[3]	18.6%	18.5%	20.0%	21.5%
Expense Ratio[3]	39.5%	38.7%	40.1%	42.5%
GAAP combined ratio	102.8%	115.8%	104.0%	116.9%
CAY ex-CAT combined ratio[4]	91.1%	89.0%	92.8%	97.0%

1 The Company’s calculations of these expense ratios have been modified to reflect the Company’s updated accounting practices impacting the classification of non-operating expenses. The adjusted calculations have been applied to all periods presented. For the three months ended September 30, 2020 and the nine months ended September 30, 2020, General and Administrative Expense Ratio and the Expense Ratio decreased from the previously reported ratios by 30 basis points and 10 basis points, respectively, to reflect these updates.
2 For the three months ended September 30, 2020 and the nine months ended September 30, 2020 CAY ex-CAT loss ratio increased from the previously reported ratio by 60 basis points and 20 basis points, respectively, to reflect the update described in footnote 2 to the Consolidated Financial Highlights above.
3 The Company’s calculations of these expense ratios have been modified to reflect the Company’s updated accounting practices impacting the classification of non-operating expenses. The adjusted calculations have been applied to all periods presented. For the three months ended September 30, 2020 and the nine months ended September 30, 2020, General and Administrative Expense Ratio and the Expense Ratio decreased from the previously reported ratios by 20 basis points and 10 basis points, respectively, to reflect these updates.
4 For the three months ended September 30, 2020 and the nine months ended September 30, 2020 CAY ex-CAT loss ratio increased from the previously reported ratio by 30 basis points and 30 basis points, respectively, to reflect the update described in footnote 2 to the Consolidated Financial Highlights above.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF LOSS RATIOS
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
U.S. Operations
Loss ratio	63.0%	68.8%	61.2%	62.7%
Prior accident year loss reserve development	(0.1)%	1.1%	0.1%	0.1%
Catastrophe losses	(3.1)%	(8.8)%	(3.5)%	(4.7)%
CAY ex-CAT loss ratio	59.8%	61.1%	57.8%	58.1%

International Operations
Loss ratio	63.3%	77.1%	63.9%	74.4%
Prior accident year loss reserve development	(1.2)%	3.8%	—%	1.1%
Catastrophe losses	(10.5)%	(30.6)%	(11.2)%	(21.0)%
CAY ex-CAT loss ratio	51.6%	50.3%	52.7%	54.5%

Consolidated
Loss ratio	64.0%	73.8%	62.5%	67.2%
Prior accident year loss reserve development	(1.3)%	(0.4)%	(0.4)%	(0.5)%
Catastrophe losses	(5.6)%	(16.0)%	(6.0)%	(9.8)%
CAY ex-CAT loss ratio	57.1%	57.4%	56.1%	56.9%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
NET PRIOR-YEAR RESERVE DEVELOPMENT & CATASTROPHE LOSSES BY SEGMENT
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net Prior-Year Development
(Favorable)/Unfavorable
U.S. Operations	$0.2	$(3.2)	$(0.7)	$(0.5)
International Operations	2.0	(5.6)	0.1	(4.5)
Run-off Lines	4.0	10.4	6.6	11.1
Total net prior-year reserve development	$6.2	$1.6	$6.0	$6.1

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Catastrophe & COVID-19 Losses
Catastrophe losses
U.S. Operations	$10.0	$28.3	$32.9	$35.8
International Operations	14.3	26.0	41.0	31.9
Total catastrophe losses	24.3	54.3	73.9	67.7

COVID-19 losses
U.S. Operations	—	(2.0)	—	6.5
International Operations	3.0	18.9	12.0	54.0
Total COVID-19 losses	3.0	16.9	12.0	60.5

Catastrophe & COVID-19 losses
U.S. Operations	10.0	26.3	32.9	42.3
International Operations	17.3	44.9	53.0	85.9
Total catastrophe & COVID-19 losses	$27.3	$71.2	$85.9	$128.2

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF UNDERWRITING INCOME (LOSS) TO NET INCOME (LOSS)
CONSOLIDATED
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income (loss)	$22.4	$(23.1)	$122.0	$(53.2)
Add (deduct):
Income tax provision (benefit)	5.8	(3.4)	16.1	6.9
Net investment income	(46.1)	(42.0)	(143.2)	(79.0)
Net realized investment (gains) losses	5.3	5.7	(32.5)	24.0
Fee and other income	—	—	—	—
Interest expense	5.5	6.9	16.3	21.7
Fee and other (income) expense, net	(1.1)	(0.8)	(1.8)	(2.7)
Foreign currency exchange (gains) losses	(1.3)	8.4	4.4	13.6
Non-operating expenses	8.2	3.0	20.9	9.8
Impairment of goodwill	—	—	—	—
Underwriting income (loss)	$(1.3)	$(45.3)	$2.2	$(58.9)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME (LOSS) TO NET INCOME (LOSS)
CONSOLIDATED
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income (loss), as reported	$22.4	$(23.1)	$122.0	$(53.2)
Income tax provision (benefit)	5.8	(3.4)	16.1	6.9
Net income (loss), before taxes	28.2	(26.5)	138.1	(46.3)
Add (deduct):
Net realized investment (gains) losses	5.3	5.7	(32.5)	24.0
Foreign currency exchange (gains) losses	(1.3)	8.4	4.4	13.6
Non-operating expenses	8.2	3.0	20.9	9.8
Impairment of goodwill	—	—	—	—
Operating income before taxes and preferred share dividends	40.4	(9.4)	130.9	1.1
Provision for income tax, at assumed rate (1)	6.1	(1.4)	19.6	0.2
Preferred share dividends	2.6	2.0	7.9	2.0
Operating income (loss)	$31.7	$(10.0)	$103.4	$(1.1)

Operating income (loss) per common share (diluted)	$0.91	$(0.29)	$2.95	$(0.03)

Weighted average common shares, diluted	35.0	34.7	35.1	34.6

(1) For the purpose of calculating Operating Income, an assumed tax rate of 15% was used for all periods presented.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF PRE-TAX OPERATING INCOME BY SEGMENT TO NET INCOME (LOSS)
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Operating income (loss) before income taxes:
U.S. Operations	$40.5	$21.0	$131.6	$89.4
International Operations	7.4	(14.5)	16.6	(54.3)
Run-off Lines	(3.6)	(10.2)	(4.5)	(11.0)
Corporate and Other	(3.9)	(5.7)	(12.8)	(23.0)
Total operating income (loss) before income taxes	40.4	(9.4)	130.9	1.1
Net realized investment gains (losses)	(5.3)	(5.7)	32.5	(24.0)
Foreign currency exchange (losses) gains	1.3	(8.4)	(4.4)	(13.6)
Non-operating expenses	(8.2)	(3.0)	(20.9)	(9.8)
Income (loss) before income taxes	28.2	(26.5)	138.1	(46.3)
Income tax provision (benefit)	5.8	(3.4)	16.1	6.9
Net income (loss)	$22.4	$(23.1)	$122.0	$(53.2)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
PREMIUMS BY SEGMENT AND LINE OF BUSINESS
(in millions)
(unaudited)

U.S. Operations	Three months ended September 30, 2021			Three months ended September 30, 2020
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$73.5	$54.2	$35.7	$90.8	$62.3	$36.6
Liability	306.3	192.4	170.1	291.6	183.7	165.2
Professional	129.8	89.4	81.3	111.7	71.9	63.3
Specialty	52.9	39.0	36.4	48.3	31.3	33.6
Total	$562.5	$375.0	$323.5	$542.4	$349.2	$298.7

	Nine months ended September 30, 2021			Nine months ended September 30, 2020
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$203.2	$108.6	$116.5	$237.5	$124.5	$117.3
Liability	837.8	514.7	501.2	804.4	505.8	507.4
Professional	362.0	242.7	227.7	312.7	193.8	177.4
Specialty	161.9	119.2	107.0	144.5	98.1	100.7
Total	$1,564.9	$985.2	$952.4	$1,499.1	$922.2	$902.8

International Operations	Three months ended September 30, 2021			Three months ended September 30, 2020
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$87.3	$45.0	$28.3	$161.0	$66.2	$44.3
Liability	69.2	38.8	33.5	73.4	32.6	26.7
Professional	62.5	52.4	43.8	49.7	37.7	29.9
Specialty	93.9	72.3	58.3	63.6	48.1	45.8
Total	$312.9	$208.5	$163.9	$347.7	$184.6	$146.7

	Nine months ended September 30, 2021			Nine months ended September 30, 2020
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$247.8	$93.5	$104.2	$416.5	$128.9	$115.6
Liability	192.0	107.8	99.2	185.8	81.7	73.0
Professional	168.7	120.0	113.3	156.7	88.0	88.0
Specialty	273.4	191.2	154.4	257.2	149.3	134.2
Total	$881.9	$512.5	$471.1	$1,016.2	$447.9	$410.8

Consolidated	Three months ended September 30, 2021			Three months ended September 30, 2020
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$160.8	$99.2	$64.0	$251.8	$128.5	$80.9
Liability	375.7	231.4	203.7	365.1	216.4	192.0
Professional	192.3	141.8	125.1	161.4	109.6	93.2
Specialty	146.8	111.3	94.7	111.9	79.4	79.4
Total	$875.6	$583.7	$487.5	$890.2	$533.9	$445.5

	Nine months ended September 30, 2021			Nine months ended September 30, 2020
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$451.0	$202.1	$220.7	$654.0	$253.4	$232.9
Liability	1,030.4	623.1	600.8	990.6	587.9	580.7
Professional	530.7	362.7	341.0	469.4	281.8	265.4
Specialty	435.3	310.4	261.4	401.7	247.4	234.9
Total	$2,447.4	$1,498.3	$1,423.9	$2,515.7	$1,370.5	$1,313.9

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF NET INVESTMENT INCOME & NET REALIZED INVESTMENT GAINS (LOSSES)
CONSOLIDATED
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net Investment Income
Net investment income, excluding alternative investments	$21.9	$22.7	$68.4	$80.6
Alternative investments	24.2	19.3	74.8	(1.6)
Total net investment income	$46.1	$42.0	$143.2	$79.0

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net Realized Investment Gains (Losses)
Net realized investment (losses) gains	$0.6	$(5.7)	$14.8	$0.9
Change in fair value of equity securities	(5.1)	10.5	30.7	(13.7)
Credit losses on fixed maturity securities	(0.8)	(10.5)	(1.5)	(43.0)
Gain (loss) on sale of Trident assets	—	—	(11.5)	31.8
Total net realized investments gains (losses)	$(5.3)	$(5.7)	$32.5	$(24.0)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF INVESTMENT PORTFOLIO
CONSOLIDATED
(in millions)
(unaudited)

	September 30,	December 31,
	2021	2020
U.S. Governments and government agencies	$410.1	$399.8
States and political subdivisions	175.8	170.4
Foreign governments	229.1	294.8
Corporate – Financial	926.3	917.8
Corporate – Industrial	901.6	826.6
Corporate – Utilities	195.0	237.4
Asset-backed securities	112.8	122.8
Collateralized loan obligations	343.4	289.6
Mortgage-backed securities – Agency	463.4	453.4
Mortgage-backed securities – Commercial	409.2	339.7
Mortgage-backed securities – Residential	30.6	54.8
Total fixed maturities	4,197.3	4,107.1
Common stocks	181.2	175.1
Preferred stocks	0.6	1.6
Total equity securities available for sale	181.8	176.7
Private equity	254.3	211.4
Hedge fund	102.1	111.2
Overseas deposits	64.6	102.1
Other	4.8	4.7
Total other investments	425.8	429.4
Short term investments and cash equivalents	508.6	542.6
Cash	177.0	148.8
Total cash and invested assets	$5,490.5	$5,404.6

	September 30,	December 31,
	2021	2020
U.S. Governments and government agencies	$873.5	$853.2
AAA	818.9	899.1
AA	391.7	382.0
A	885.9	869.9
BBB	832.8	739.4
BB	188.9	209.5
B	82.6	77.9
Lower than B	22.0	24.8
Not rated	101.0	51.3
Total fixed maturities	$4,197.3	$4,107.1

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SHAREHOLDER RETURN ANALYSIS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Net income (loss) attributable to common shareholders	$19.8	$(25.1)	$114.1	$(55.2)
Adjusted operating (loss) income (1)	31.7	(10.0)	103.4	(1.1)

Common Shareholders' Equity - Beginning of period	$1,753.9	$1,707.7	$1,713.8	$1,763.7
Common Shareholders' Equity - End of period	1,743.6	1,704.7	1,743.6	1,704.7
Average Common Shareholders' Equity	$1,748.8	$1,706.2	$1,728.7	$1,734.2

Common shares outstanding - End of period	34.863	34.670	34.863	34.670

Book value per common share	$50.01	$49.17	$50.01	$49.17
Cash dividends paid per common share during 2021	0.31		0.93
Book value per common share, June 30, 2021 - including cash dividends paid	$50.32		$50.94

Book value per common share, prior period (2)	$50.34		$49.40
Change in book value per common share during 2021	(0.6)%		1.2%
Change in book value per common share, plus dividends, during 2021 (2)	—%		3.1%

Annualized return on average common shareholders' equity	4.5%	(5.9)%	8.8%	(4.2)%

Annualized operating return on average common shareholders' equity	7.3%	(2.3)%	8.0%	(0.1)%

(1) For the purpose of calculating Operating Income, an assumed tax rate of 15% was used for all periods presented.

(2) The percentage change in book value per common share is calculated by including cash dividends of $0.31 per common share and $0.93 per common share paid to shareholders during the three and nine months ended September 30, 2021, respectively. This adjusted amount (Book value per common share, including dividends) is then compared to the book value per common share as of June 30, 2021 and December 31, 2020, respectively, to determine the change for the three and nine months ended September 30, 2021.

Contact:

Gregory Charpentier	David Snowden

AVP, Investor Relations and Corporate Finance	Senior Vice President, Communications

978.387.4150	210.321.2104

gregory.charpentier@argogroupus.com	david.snowden@argogroupus.com